Exhibit 99.1

ION announces a continued forbearance and amendment extension related to its revolving credit agreement and forbearance agreement extension related to its senior secured second priority notes due 2025

HOUSTON – February 15, 2022 – ION Geophysical Corporation (NYSE: IO) announced today that it has entered into a Second Forbearance and Sixth Amendment extension with PNC Bank, National Association (“PNC”), under its Revolving Credit and Security Agreement dated August 22, 2014 (as amended, the “Credit Agreement”), pursuant to which PNC has agreed to waive, through and including March 8, 2022, a cross default that would have occurred under the Credit Agreement by virtue of ION’s missing and still not having paid, the interest payment on the 2025 Notes that was due on December 15, 2021.  In addition, ION also announced that it had entered into Amendment No. 1 to the Forbearance Agreement with holders of more than 79% of its 2025 Notes to continue to forbear until March 8, 2022 from enforcing their rights and remedies arising as a result of ION’s failure to make the December 15, 2021 interest payment due on the 2025 Notes.  The forbearances are subject to the terms and conditions of the relevant agreements with PNC and the note holders, which are described in more detail in our current report on Form 8-K filed with the SEC.

ION remains in continuing discussions with PNC and the holders of its 2025 Notes and other indebtedness regarding various strategic alternatives to strengthen its financial position and maximize stakeholder value. These strategic alternatives include, among others, a sale or business combination transaction or sales of assets, any of which may be executed as part of an in-court or out-of-court restructuring process.

About ION

Leveraging innovative technologies, ION delivers powerful data-driven decision-making to offshore energy and maritime operations markets, enabling clients to optimize investments and results through access to our data, software and distinctive analytics. Learn more at iongeo.com.

Contacts

ION (Investor relations)

Executive Vice President and Chief Financial Officer

Mike Morrison, +1 281.879.3615

mike.morrison@iongeo.com

Vice President, Investor Relations

Sharon Wang-Stockton, +1 281.781.1204

sharon.wang-stockton@iongeo.com

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; the ultimate benefits of our completed restructuring transactions; political, execution, regulatory, and currency risks; the outcome or changes, if any, of our consideration of various strategic alternatives; and the impact to our liquidity in the current uncertain macroeconomic environment. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 6, 2021, August 12, 2021, and November 3, 2021, respectively. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission (SEC), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.